Amalgamated Financial Corp. Reports Second Quarter 2024 Financial Results; Continued Stellar Deposit Growth; Return on Average Assets of 1.30% YoY Tangible Book Value per share Growth of 22.8% | Net Interest Margin of 3.46% NEW YORK, July 25, 2024 – (Globe Newswire) -- Amalgamated Financial Corp. (the “Company” or “Amalgamated”) (Nasdaq: AMAL), the holding company for Amalgamated Bank (the “Bank”), today announced financial results for the second quarter ended June 30, 2024. Second Quarter 2024 Highlights (on a linked quarter basis) • Net income of $26.8 million, or $0.87 per diluted share, compared to $27.2 million, or $0.89 per diluted share. • Core net income1 of $26.2 million, or $0.85 per diluted share, compared to $25.6 million, or $0.83 per diluted share. Deposits and Liquidity • Total deposits increased $143.2 million, or 2.0%, to $7.4 billion including an $8.8 million decline in Brokered CDs. • Excluding Brokered CDs, on-balance sheet deposits increased $152.0 million, or 2.1%, to $7.3 billion. • Political deposits increased $292.3 million, or 20%, to $1.7 billion, which includes both on and off-balance sheet deposits. • Off-balance sheet deposits increased $607.0 million, or 133%, to $1.1 billion, comprised of both transactional political deposits and excess non-political deposits. • Average cost of deposits, excluding Brokered CDs, increased 12 basis points to 148 basis points, where non- interest-bearing deposits comprised 47% of total deposits, excluding Brokered CDs, increasing from the prior quarter. Assets and Margin • Net loans receivable increased $49.0 million, or 1.1%, to $4.4 billion. • Total PACE assessments grew $27.4 million, or 2.4%, to $1.2 billion. • Net interest income grew $1.2 million, or 1.7%, to $69.2 million. • Net interest margin compressed 3 basis points to 3.46%, impacted by an unanticipated premium acceleration. Capital and Returns • Tier 1 leverage ratio of 8.42%, increasing 13 basis points, and Common Equity Tier 1 ratio of 13.48%. • Tangible common equity1 ratio of 7.66%, representing a seventh consecutive quarter of improvement. • Tangible book value per share1 increased $0.88, or 4.5%, to $20.61, and has increased $3.83, or 22.8% since June 2023. • Strong core return on average tangible common equity1 of 17.34% and core return on average assets1 of 1.27% Priscilla Sims Brown, President and Chief Executive Officer, commented, “Our second quarter financial results clearly demonstrate that Amalgamated is continuing its high performance across key metrics. We delivered outstanding deposit growth, strong returns, and a continuously growing, sustainable earnings base that will provide us with optionality as we look to further expand our franchise over the medium term.” 1 1 Reconciliations of non-GAAP financial measures to the most comparable GAAP measure are set forth on the last page of the financial information accompanying this press release and may also be found on our website, www.amalgamatedbank.com.

Second Quarter Earnings Net income for the second quarter of 2024 was $26.8 million, or $0.87 per diluted share, compared to $27.2 million, or $0.89 per diluted share, for the first quarter of 2024. The $0.4 million decrease during the quarter was primarily driven by $3.6 million decrease in non-core income from solar tax equity investments, which was expected, and a $1.4 million increase in non-interest expense. This was offset by a $2.3 million decrease in income tax expense, a $2.0 million increase in non-core ICS One-Way Sell fee income from our off-balance sheet deposits, and a $1.2 million increase in net interest income. Core net income1 for the second quarter of 2024 was $26.2 million, or $0.85 per diluted share, compared to $25.6 million, or $0.83 per diluted share, for the first quarter of 2024. Excluded from core net income for the quarter, pre-tax, was $4.9 million of ICS One-Way Sell fee income, $2.7 million of losses on the sale of securities, $1.8 million of accelerated depreciation from solar tax equity investments, $0.4 million of gains on subordinated debt repurchases, and $44 thousand in severance costs. Excluded from core net income for the first quarter of 2024, pre-tax, was $2.9 million of ICS One-Way Sell fee income, $2.8 million of losses on the sale of securities, $1.8 million of tax credits from our solar tax equity investments, $0.5 million in gains on the settlement of a lease termination, and $0.2 million in severance costs. Net interest income was $69.2 million for the second quarter of 2024, compared to $68.0 million for the first quarter of 2024. Loan interest income decreased $0.7 million and loan yields decreased 8 basis points as a result of $2.1 million of accelerated amortization related to purchase premiums associated with the payoff of a C&I loan relationship, offset by a $16.4 million increase in average loan balances. Interest income on securities increased $1.9 million driven by an increase in the average balance of securities of $138.5 million. Interest income on resell agreements increased $0.7 million driven by a $43.6 million increase in the average balance. The overall increase in interest income was offset by higher interest expense on total interest-bearing deposits of $3.0 million driven by a 22 basis point increase in cost and by an increase in the average balance of total interest-bearing deposits of $126.7 million. The changes in deposit costs were primarily related to increased rates on money market products and select non-time deposit accounts and a 26 basis point increase in the cost of time deposits. The increase in the average balance of interest-bearing deposits was primarily driven by strong deposit growth across both political and non-political sectors, partially offset by a decrease in the average balance of higher cost borrowings of $183.5 million. Net interest margin was 3.46% for the second quarter of 2024, a decrease of 3 basis points from 3.49% in the first quarter of 2024. The decrease is attributable to $2.1 million of accelerated amortization related to purchase premiums associated with the payoff of a C&I loan relationship as mentioned above, which had an approximate 10 basis point constrictive impact on net interest margin in the quarter. Prepayment penalties had no impact on our net interest margin in the second quarter of 2024, which is the same as in the prior quarter. Provision for credit losses totaled an expense of $3.2 million for the second quarter of 2024 compared to an expense of $1.6 million in the first quarter of 2024. The expense in the second quarter was primarily driven by charge-offs on the solar loan portfolio and increase in reserves on the solar loan portfolio, partially offset by improvements in macro-economic forecasts used in the CECL model. Non-interest income was $9.3 million for the second quarter of 2024, compared to $10.2 million in the first quarter of 2024. Excluding all non-core income adjustments, core non-interest income1 was $8.5 million for the second quarter of 2024, compared to $8.3 million in the first quarter of 2024. The increase was primarily related to higher commercial banking fees and increased fees from our treasury investment services, offset by modestly lower income from our trust business. Non-interest expense for the second quarter of 2024 was $39.5 million, an increase of $1.4 million from the first quarter of 2024. Core non-interest expense1 for the second quarter of 2024 was $39.5 million, an increase of $1.0 million from the first quarter of 2024. This was mainly driven by a $0.7 million increase in compensation and employee benefits expense due to select differential investments in employees, as well as higher data processing and personnel recruitment expense. 2

Our provision for income tax expense was $9.0 million for the second quarter of 2024, compared to $11.3 million for the first quarter of 2024. In the current quarter there were $0.5 million of discrete tax benefits resulting in an effective tax rate of 25.2%. In the prior quarter, the conclusion of a state and city tax examination resulted in an adjustment of $0.9 million additional tax expense. Excluding the discrete items and adjustment, our effective tax rate for the second quarter of 2024 was 26.6%, compared to 26.9% for the first quarter of 2024. Balance Sheet Quarterly Summary Total assets were $8.3 billion at June 30, 2024, compared to $8.1 billion at March 31, 2024, modestly growing our balance sheet within our target range. Notable changes within individual balance sheet line items include a $97.2 million decrease in cash and cash equivalents, a $152.8 million increase in securities, and a $49.0 million increase in net loans receivable. Additionally, deposits excluding Brokered CDs increased by $152.0 million while Brokered CDs decreased $8.8 million, and other borrowings decreased by $60.0 million. Our off-balance sheet deposits increased by $607.0 million, or 133%, to $1.1 billion. Total net loans receivable, at June 30, 2024 were $4.4 billion, an increase of $49.0 million, or 1.1% for the quarter. The increase in loans is primarily driven by a $55.1 million increase in multifamily loans, a $23.9 million increase in commercial real estate loans, offset by a $1.7 million decrease in commercial and industrial loans, a $12.9 million decrease in consumer solar loans, and a $14.7 million decrease in residential loans. During the quarter, criticized or classified loans decreased $6.4 million, largely related to a $9.5 million paydown on a classified commercial and industrial loan, and an upgrade of $3.7 million of commercial and industrial loans based on improvement in performance. This was offset by downgrades of small business loans totaling $6.1 million, and a $2.1 million increase in residential and consumer criticized and classified loans. Total deposits at June 30, 2024 were $7.4 billion, an increase of $143.2 million, or 2.0%, during the quarter. Total deposits excluding Brokered CDs increased by $152.0 million to $7.3 billion, or a 2.1% increase. Including accounts currently held off-balance sheet, deposits held by politically active customers, such as campaigns, PACs, advocacy-based organizations, and state and national party committees were $1.7 billion as of June 30, 2024, an increase of $292.3 million during this quarter, of which a substantial portion were moved off-balance sheet. Non-interest-bearing deposits represented 46% of average total deposits and 47% of ending total deposits for the quarter, excluding Brokered CDs, contributing to an average cost of total deposits of 155 basis points. Super-core deposits2 totaled approximately $4.2 billion, had a weighted average life of 17 years, and comprised 58% of total deposits, excluding Brokered CDs. Total uninsured deposits were $4.5 billion, comprising 60% of total deposits. Nonperforming assets totaled $35.7 million, or 0.43% of period-end total assets at June 30, 2024, an increase of $1.7 million, compared with $34.0 million, or 0.42% on a linked quarter basis. The increase in nonperforming assets was primarily driven by a $3.0 million increase in residential real estate nonaccrual loans and a $0.5 million increase in commercial and industrial nonaccrual loans, offset by a $1.1 million decrease in consumer solar nonaccrual loans and $0.8 million of commercial and industrial loan charge-offs. During the quarter, the allowance for credit losses on loans decreased $1.0 million to $63.4 million. The ratio of allowance to total loans was 1.42%, a decrease of 4 basis points from 1.46% in the first quarter of 2024. The decrease was primarily the result of a commercial and industrial loan charge-off that was previously fully reserved for. 3 2 Refer to Terminology on page 5 for definitions of certain terms used in this release.

Capital Quarterly Summary As of June 30, 2024, our Common Equity Tier 1 Capital ratio was 13.48%, Total Risk-Based Capital ratio was 16.04%, and Tier 1 Leverage Capital ratio was 8.42%, compared to 13.68%, 16.35% and 8.29%, respectively, as of March 31, 2024. Stockholders’ equity at June 30, 2024 was $646.1 million, an increase of $29.2 million during the quarter. The increase in stockholders’ equity was primarily driven by $26.8 million of net income for the quarter and a $5.3 million improvement in accumulated other comprehensive loss due to the tax effected mark-to-market on our available for sale securities portfolio, offset by $3.7 million in dividends paid at $0.12 per outstanding share. Tangible book value per share was $20.61 as of June 30, 2024 compared to $19.73 as of March 31, 2024. Tangible common equity1 improved to 7.66% of tangible assets, compared to 7.41% as of March 31, 2024. Conference Call As previously announced, Amalgamated Financial Corp. will host a conference call to discuss its second quarter 2024 results today, July 25, 2024 at 11:00am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international) and asking for the Amalgamated Financial Corp. Second Quarter 2024 Earnings Call. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13746895. The telephonic replay will be available until August 1, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of our website at https://ir.amalgamatedbank.com/. The online replay will remain available for a limited time beginning immediately following the call. The presentation materials for the call can be accessed on the investor relations section of our website at https:// ir.amalgamatedbank.com/. About Amalgamated Financial Corp. Amalgamated Financial Corp. is a Delaware public benefit corporation and a bank holding company engaged in commercial banking and financial services through its wholly-owned subsidiary, Amalgamated Bank. Amalgamated Bank is a New York-based full-service commercial bank and a chartered trust company with a combined network of five branches across New York City, Washington D.C., and San Francisco, and a commercial office in Boston. Amalgamated Bank was formed in 1923 as Amalgamated Bank of New York by the Amalgamated Clothing Workers of America, one of the country's oldest labor unions. Amalgamated Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. Amalgamated Bank is a proud member of the Global Alliance for Banking on Values and is a certified B Corporation®. As of June 30, 2024, our total assets were $8.3 billion, total net loans were $4.4 billion, and total deposits were $7.4 billion. Additionally, as of June 30, 2024, our trust business held $34.6 billion in assets under custody and $14.0 billion in assets under management. Non-GAAP Financial Measures This release (and the accompanying financial information and tables) refer to certain non-GAAP financial measures including, without limitation, “Core operating revenue,” “Core non-interest expense,” “Core non-interest income,” “Core net income,” “Tangible common equity,” “Average tangible common equity,” “Core return on average assets,” “Core return on average tangible common equity,” and “Core efficiency ratio.” Our management utilizes this information to compare our operating performance for June 30, 2024 versus certain periods in 2024 and 2023 and to prepare internal projections. We believe these non-GAAP financial measures facilitate making 4 period-to-period comparisons and are meaningful indications of our operating performance. In addition, because intangible assets such as goodwill and other discrete items unrelated to our core business, which are excluded, vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare our results to those of other companies. The presentation of non-GAAP financial information, however, is not intended to be considered in isolation or as a substitute for GAAP financial measures. We strongly encourage readers to review the GAAP financial measures included in this release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this release with other companies’ non-GAAP financial measures having the same or similar names. Reconciliations of non- GAAP financial disclosures to comparable GAAP measures found in this release are set forth in the final pages of this release and also may be viewed on our website, amalgamatedbank.com. Terminology Certain terms used in this release are defined as follows: “Core efficiency ratio” is defined as “Core non-interest expense” divided by “Core operating revenue.” We believe the most directly comparable performance ratio derived from GAAP financial measures is an efficiency ratio calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income. “Core net income” is defined as net income after tax excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains on the sale of owned property, costs related to branch closures, restructuring/severance costs, acquisition costs, tax credits and accelerated depreciation on solar equity investments, and taxes on notable pre-tax items. We believe the most directly comparable GAAP financial measure is net income. “Core non-interest expense” is defined as total non-interest expense excluding costs related to branch closures, restructuring/severance, and acquisitions. We believe the most directly comparable GAAP financial measure is total non- interest expense. “Core non-interest income” is defined as total non-interest income excluding gains and losses on sales of securities, ICS One-Way Sell fee income, gains on the sale of owned property, and tax credits and accelerated depreciation on solar equity investments. We believe the most directly comparable GAAP financial measure is non-interest income. “Core operating revenue” is defined as total net interest income plus “core non-interest income”. We believe the most directly comparable GAAP financial measure is the total of net interest income and non-interest income. “Core return on average assets” is defined as “Core net income” divided by average total assets. We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average assets calculated by dividing net income by average total assets. “Core return on average tangible common equity” is defined as “Core net income” divided by average “tangible common equity.” We believe the most directly comparable performance ratio derived from GAAP financial measures is return on average equity calculated by dividing net income by average total stockholders’ equity. “Super-core deposits” are defined as total deposits from commercial and consumer customers, with a relationship length of greater than 5 years. We believe the most directly comparable GAAP financial measure is total deposits. “Tangible assets” are defined as total assets excluding, as applicable, goodwill and core deposit intangibles. We believe the most directly comparable GAAP financial measure is total assets. 5

“Tangible common equity”, and “Tangible book value” are defined as stockholders’ equity excluding, as applicable, minority interests, preferred stock, goodwill and core deposit intangibles. We believe that the most directly comparable GAAP financial measure is total stockholders’ equity. "Traditional securities portfolio" is defined as total investment securities excluding PACE assessments. We believe the most directly comparable GAAP financial measure is total investment securities. 6

Forward-Looking Statements Statements included in this release that are not historical in nature are intended to be, and are hereby identified as, forward- looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified through the use of forward- looking terminology such as “may,” “will,” “anticipate,” “aspire,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “in the future,” “may” and “intend,” as well as other similar words and expressions of the future. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors, any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: (i) uncertain conditions in the banking industry and in national, regional and local economies in our core markets, which may have an adverse impact on our business, operations and financial performance; (ii) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (iii) deposit outflows and subsequent declines in liquidity caused by factors that could include lack of confidence in the banking system, a deterioration in market conditions or the financial condition of depositors; (iv) changes in our deposits, including an increase in uninsured deposits; (v) unfavorable conditions in the capital markets, which may cause declines in our stock price and the value of our investments; (vi) negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; (vii) the rate of growth (or lack thereof) in the economy and employment levels, as well as general business and economic conditions, coupled with the risk that adverse conditions may be greater than anticipated in the markets that we serve; (viii) fluctuations or unanticipated changes in the interest rate environment including changes in net interest margin or changes in the yield curve that affect investments, loans or deposits; (ix) potential deterioration in real estate collateral values; (x) changes in legislation, regulation, public policies, or administrative practices impacting the banking industry, including increased regulation and FDIC assessments in the aftermath of the Silicon Valley and Signature Bank failures; (xi) the outcome of any legal proceedings that may be instituted against us (xii) our inability to maintain the historical growth rate of our loan portfolio; (xiii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (xiv) the impact of competition with other financial institutions, many of which are larger and have greater resources, and fintechs, as well as changes in the competitive environment (xv) any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; (xvi) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (xvii) increased competition for experienced members of the workforce including executives in the banking industry; (xviii) our ability to meet heightened regulatory and supervisory requirements; (xix) our ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (xx) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; (xxi) risks associated with litigation, including the applicability of insurance coverage; (xxii) a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxiii) a downgrade in our credit rating; (xxiv) increased political opposition to Environmental, Social and Governance (“ESG”) practices; (xxv) recessionary conditions; (xxvi) volatile credit and financial markets both domestic and foreign; (xxvii) unexpected challenges related to our executive officer retention; and (xxviii) physical and transitional risks related to climate change as they impact our business and the businesses that we finance. Additional factors which could affect the forward-looking statements can be found in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at https://www.sec.gov/. We disclaim any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law. Investor Contact: Jamie Lillis Solebury Strategic Communications shareholderrelations@amalgamatedbank.com 800-895-4172 7 amalgamated FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

($ in thousands)	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
INTEREST AND DIVIDEND INCOME					
Loans	$ 51,293	$ 51,952	$ 45,360	$ 103,245	$ 90,166
Securities	44,978	42,390	39,506	87,368	79,018
Interest-bearing deposits in banks	2,690	2,592	1,056	5,282	1,673
Total interest and dividend income	98,961	96,934	85,922	195,895	170,857
INTEREST EXPENSE					
Deposits	28,882	25,891	18,816	54,773	32,651
Borrowed funds	887	3,006	4,121	3,893	7,942
Total interest expense	29,769	28,897	22,937	58,666	40,593
NET INTEREST INCOME	69,192	68,037	62,985	137,229	130,264
Provision for credit losses	3,161	1,588	3,940	4,749	8,899
Net interest income after provision for credit losses	66,031	66,449	59,045	132,480	121,365
NON-INTEREST INCOME					
Trust Department fees	3,657	3,854	4,006	7,511	7,935
Service charges on deposit accounts	8,614	6,136	2,712	14,750	5,166
Bank-owned life insurance income	615	609	546	1,224	1,327
Losses on sale of securities	(2,691)	(2,774)	(267)	(5,465)	(3,353)
Gains on sale of loans, net	69	47	2	116	4
Equity method investments income (loss)	(1,551)	2,072	556	521	711
Other income	545	285	389	830	1,360
Total non-interest income	9,258	10,229	7,944	19,487	13,150
NON-INTEREST EXPENSE					
Compensation and employee benefits	23,045	22,273	21,165	45,318	43,180
Occupancy and depreciation	3,379	2,904	3,436	6,283	6,835
Professional fees	2,332	2,376	2,759	4,708	4,989
Data processing	4,786	4,629	4,082	9,415	8,631
Office maintenance and depreciation	580	663	718	1,243	1,445
Amortization of intangible assets	182	183	222	365	444
Advertising and promotion	1,175	1,219	1,028	2,394	2,615
Federal deposit insurance premiums	1,050	1,050	1,100	2,100	1,818
Other expense	2,983	2,855	3,019	5,838	6,199
Total non-interest expense	39,512	38,152	37,529	77,664	76,156
Income before income taxes	35,777	38,526	29,460	74,303	58,359
Income tax expense	9,024	11,277	7,818	20,301	15,383
Net income	$ 26,753	$ 27,249	$ 21,642	$ 54,002	$ 42,976
Earnings per common share - basic	$ 0.88	$ 0.89	$ 0.71	$ 1.77	$ 1.40
Earnings per common share - diluted	$ 0.87	$ 0.89	$ 0.70	$ 1.75	$ 1.39

8

amalgamated FINANCIAL CORP.

Consolidated Statements of Financial Condition

($ in thousands)	June 30, 2024 (unaudited)	March 31, 2024 (unaudited)	December 31, 2023
Assets			
Cash and due from banks	$ 4,081	$ 3,830	$ 2,856
Interest-bearing deposits in banks	53,912	151,374	87,714
Total cash and cash equivalents	57,993	155,204	90,570
Securities:			
Available for sale, at fair value			
Traditional securities	1,581,338	1,445,793	1,429,739
Property Assessed Clean Energy ("PACE") assessments	112,923	82,258	53,303
	1,694,261	1,528,051	1,483,042
Held-to-maturity, at amortized cost:			
Traditional securities, net of allowance for credit losses of $53, $53, and $54, respectively	606,013	616,172	620,232
PACE assessments, net of allowance for credit losses of $655, $657, and $667, respectively	1,054,569	1,057,790	1,076,602
	1,660,582	1,673,962	1,696,834
Loans held for sale	1,926	2,137	1,817
Loans receivable, net of deferred loan origination costs	4,471,839	4,423,780	4,411,319
Allowance for credit losses	(63,444)	(64,400)	(65,691)
Loans receivable, net	4,408,395	4,359,380	4,345,628
Resell agreements	137,461	131,242	50,000
Federal Home Loan Bank of New York ("FHLBNY") stock, at cost	4,823	4,603	4,389
Accrued interest receivable	52,575	53,436	55,484
Premises and equipment, net	6,599	7,128	7,807
Bank-owned life insurance	106,752	106,137	105,528
Right-of-use lease asset	17,971	19,797	21,074
Deferred tax asset, net	47,654	49,171	56,603
Goodwill	12,936	12,936	12,936
Intangible assets, net	1,852	2,034	2,217
Equity method investments	12,710	14,801	13,024
Other assets	26,214	16,663	25,371
Total assets	$ 8,250,704	$ 8,136,682	$ 7,972,324
Liabilities			
Deposits	$ 7,448,988	$ 7,305,765	$ 7,011,988
Subordinated debt, net	68,117	70,570	70,546
Other borrowings	9,135	69,135	234,381
Operating leases	24,784	27,250	30,646
Other liabilities	53,568	47,024	39,399
Total liabilities	7,604,592	7,519,744	7,386,960
Stockholders' equity			
Common stock, par value $.01 per share	307	307	307
Additional paid-in capital	286,021	287,198	288,232
Retained earnings	435,202	412,190	388,033
Accumulated other comprehensive loss, net of income taxes	(73,579)	(78,872)	(86,004)
Treasury stock, at cost	(1,972)	(4,018)	(5,337)
Total Amalgamated Financial Corp. stockholders' equity	645,979	616,805	585,231
Noncontrolling interests	133	133	133
Total stockholders' equity	646,112	616,938	585,364
Total liabilities and stockholders' equity	$ 8,250,704	$ 8,136,682	$ 7,972,324

9

Select Financial Data As of and for the As of and for the Three Months Ended Six Months Ended June 30, March 31, June 30, June 30, (Shares in thousands) 2024 2024 2023 2024 2023 Selected Financial Ratios and Other Data: Earnings per share Basic $ 0.88 $ 0.89 $ 0.71 $ 1.77 $ 1.40 Diluted 0.87 0.89 0.70 1.75 1.39 Core net income (non-GAAP) Basic $ 0.86 $ 0.84 $ 0.72 $ 1.70 $ 1.47 Diluted 0.85 0.83 0.72 1.68 1.46 Book value per common share (excluding minority interest) $ 21.09 $ 20.22 $ 17.29 $ 21.09 $ 17.29 Tangible book value per share (non-GAAP) $ 20.61 $ 19.73 $ 16.78 $ 20.61 $ 16.78 Common shares outstanding, par value $.01 per share(1) 30,630 30,510 30,573 30,630 30,573 Weighted average common shares outstanding, basic 30,551 30,476 30,619 30,513 30,662 Weighted average common shares outstanding, diluted 30,832 30,737 30,776 30,789 30,820 (1) 70,000,000 shares authorized; 30,743,666, 30,736,141, and 30,736,141 shares issued for the periods ended June 30, 2024, March 31, 2024, and June 30, 2023 respectively, and 30,630,386, 30,510,393, and 30,572,606 shares outstanding for the periods ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. 10

Select Financial Data As of and for the As of and for the Three Months Ended Six Months Ended June 30, March 31, June 30, June 30, 2024 2024 2023 2024 2023 Selected Performance Metrics: Return on average assets 1.30% 1.36% 1.11% 1.33% 1.11 % Core return on average assets (non-GAAP) 1.27% 1.27% 1.13% 1.27% 1.16 % Return on average equity 17.27% 18.24% 16.45% 17.75% 16.83 % Core return on average tangible common equity (non-GAAP) 17.34% 17.59% 17.28% 17.46% 18.21 % Average equity to average assets 7.53% 7.44% 6.77% 7.48% 6.60 % Tangible common equity to tangible assets (non-GAAP) 7.66% 7.41% 6.59% 7.66% 6.59 % Loan yield 4.68% 4.76% 4.33% 4.72% 4.36 % Securities yield 5.22% 5.21% 4.85% 5.21% 4.79 % Deposit cost 1.55% 1.46% 1.10% 1.51% 0.96 % Net interest margin 3.46% 3.49% 3.33% 3.47% 3.46 % Efficiency ratio (1) 50.37% 48.75% 52.91% 49.56% 53.10 % Core efficiency ratio (non-GAAP) 50.80% 50.40% 52.31% 50.60% 51.97 % Asset Quality Ratios: Nonaccrual loans to total loans 0.78% 0.75% 0.79% 0.78% 0.79 % Nonperforming assets to total assets 0.43% 0.42% 0.45% 0.43% 0.45 % Allowance for credit losses on loans to nonaccrual loans 182.83% 195.04% 200.19% 182.83% 200.19 % Allowance for credit losses on loans to total loans 1.42% 1.46% 1.59% 1.42% 1.59 % Annualized net charge-offs to average loans 0.25% 0.20% 0.29% 0.22% 0.27 % Capital Ratios: Tier 1 leverage capital ratio 8.42% 8.29% 7.78% 8.42% 7.78 % Tier 1 risk-based capital ratio 13.48% 13.68% 12.51% 13.48% 12.51 % Total risk-based capital ratio 16.04% 16.35% 15.26% 16.04% 15.26 % Common equity tier 1 capital ratio 13.48% 13.68% 12.51% 13.48% 12.51% (1) Efficiency ratio is calculated by dividing total non-interest expense by the sum of net interest income and total non-interest income 11

Loan and PACE Assessments Portfolio Composition

(In thousands)	At June 30, 2024		At March 31, 2024		At June 30, 2023	
	Amount	% of total	Amount	% of total	Amount	% of total
Commercial portfolio:						
Commercial and industrial	$ 1,012,400	22.6 %	$ 1,014,084	22.9 %	$ 949,403	22.3 %
Multifamily	1,230,545	27.5 %	1,175,467	26.6 %	1,095,752	25.8 %
Commercial real estate	377,484	8.4 %	353,598	8.0 %	333,340	7.8 %
Construction and land development	23,254	0.5 %	23,266	0.5 %	28,664	0.7 %
Total commercial portfolio	2,643,683	59.0 %	2,566,415	58.0 %	2,407,159	56.6 %
Retail portfolio:						
Residential real estate lending	1,404,624	31.4 %	1,419,321	32.1 %	1,388,571	32.7 %
Consumer solar	385,567	8.6 %	398,501	9.0 %	411,873	9.7 %
Consumer and other	37,965	1.0 %	39,543	0.9 %	44,135	1.0 %
Total retail portfolio	1,828,156	41.0 %	1,857,365	42.0 %	1,844,579	43.4 %
Total loans held for investment	4,471,839	100.0 %	4,423,780	100.0 %	4,251,738	100.0 %
Allowance for credit losses	(63,444)		(64,400)		(67,431)	
Loans receivable, net	$ 4,408,395		$ 4,359,380		$ 4,184,307	
PACE assessments:						
Available for sale, at fair value						
Residential PACE assessments	112,923	9.7 %	82,258	7.2 %	23,266	2.2 %
Held-to-maturity, at amortized cost						
Commercial PACE assessments	256,663	22.0 %	256,661	22.5 %	262,093	24.7 %
Residential PACE assessments	798,561	68.4 %	801,786	70.3 %	775,707	73.1 %
Total Held-to-maturity PACE assessments	1,055,224	90.4 %	1,058,447	92.8 %	1,037,800	97.8 %
Total PACE assessments	1,168,147	100.0 %	1,140,705	100.0 %	1,061,066	100.0 %
Allowance for credit losses	(655)		(657)		(650)	
Total PACE assessments, net	$ 1,167,492		$ 1,140,048		$ 1,060,416	
Loans receivable, net and total PACE assessments, net as a % of Deposits	74.9%		75.3%		76.1%	
Loans receivable, net and total PACE assessments, net as a % of Deposits excluding Brokered CDs	76.4%		77.0%		81.6%	

12

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

	Three Months Ended								
	June 30, 2024			March 31, 2024			June 30, 2023		
(In thousands)	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:									
Interest-bearing deposits in banks	$ 213,725	$ 2,690	5.06%	$ 205,369	$ 2,592	5.08%	$ 114,010	$ 1,056	3.72%
Securities(1)	3,308,881	42,937	5.22%	3,170,356	41,064	5.21%	3,259,797	39,393	4.85%
Resell agreements	122,618	2,041	6.69%	79,011	1,326	6.75%	5,570	113	8.14%
Loans receivable, net (2)	4,406,843	51,293	4.68%	4,390,489	51,952	4.76%	4,202,911	45,360	4.33%
Total interest-earning assets	8,052,067	98,961	4.94%	7,845,225	96,934	4.97%	7,582,288	85,922	4.55%
Non-interest-earning assets:									
Cash and due from banks	6,371			5,068			5,034		
Other assets	217,578			226,270			208,944		
Total assets	$ 8,276,016			$ 8,076,563			$ 7,796,266		
Interest-bearing liabilities:									
Savings, NOW and money market deposits	$ 3,729,858	$ 24,992	2.69%	$ 3,591,551	$ 21,872	2.45%	$ 3,203,681	$ 13,298	1.66%
Time deposits	210,565	1,898	3.63%	188,045	1,576	3.37%	158,992	610	1.54%
Brokered CDs	156,086	1,992	5.13%	190,240	2,443	5.16%	411,510	4,908	4.78%
Total interest-bearing deposits	4,096,509	28,882	2.84%	3,969,836	25,891	2.62%	3,774,183	18,816	2.00%
Other borrowings	104,560	887	3.41%	288,093	3,006	4.20%	371,004	4,121	4.46%
Total interest-bearing liabilities	4,201,069	29,769	2.85%	4,257,929	28,897	2.73%	4,145,187	22,937	2.22%
Non-interest-bearing liabilities:									
Demand and transaction deposits	3,390,941			3,138,238			3,055,770		
Other liabilities	60,982			79,637			67,710		
Total liabilities	7,652,992			7,475,804			7,268,667		
Stockholders' equity	623,024			600,759			527,599		
Total liabilities and stockholders' equity	$ 8,276,016			$ 8,076,563			$ 7,796,266		
Net interest income / interest rate spread		$ 69,192	2.09%		$ 68,037	2.24%		$ 62,985	2.33%
Net interest-earning assets / net interest margin	$ 3,850,998		3.46%	$ 3,587,296		3.49%	$ 3,437,101		3.33%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,331,364		1.48%	$ 6,917,834		1.36%	$ 6,418,443		0.87%
Total deposits / total cost of deposits	$ 7,487,450		1.55%	$ 7,108,074		1.46%	$ 6,829,953		1.10%
Total funding / total cost of funds	$ 7,592,010		1.58%	$ 7,396,167		1.57%	$ 7,200,957		1.28%

(1) Includes FHLBNY stock in the average balance, and dividend income on FHLBNY stock in interest income.
(2) Includes prepayment penalty interest income in 2Q2024, 1Q2024, and 2Q2023 of $0, $18, and $0, respectively (in thousands).

13

amalgamated FINANCIAL CORP.

Net Interest Income Analysis

(In thousands)	Six Months Ended June 30, 2024 Average Balance	Income / Expense	Yield / Rate	June 30, 2023 Average Balance	Income / Expense	Yield / Rate
Interest-earning assets:						
Interest-bearing deposits in banks	$ 209,547	$ 5,282	5.07%	$ 102,550	$ 1,673	3.29%
Securities	3,239,619	84,000	5.21%	3,310,492	78,586	4.79%
Resell agreements	100,814	3,368	6.72%	12,071	432	7.22%
Total loans, net (1)(2)	4,398,665	103,245	4.72%	4,166,389	90,166	4.36%
Total interest-earning assets	7,948,645	195,895	4.96%	7,591,502	170,857	4.54%
Non-interest-earning assets:						
Cash and due from banks	5,720			4,527		
Other assets	221,924			212,960		
Total assets	$ 8,176,289			$ 7,808,989		
Interest-bearing liabilities:						
Savings, NOW and money market deposits	$ 3,660,704	$ 46,864	2.57%	$ 3,147,765	$ 22,853	1.46%
Time deposits	199,305	3,474	3.51%	154,429	907	1.18%
Brokered CDs	173,163	4,435	5.15%	389,718	8,891	4.60%
Total interest-bearing deposits	4,033,172	54,773	2.73%	3,691,912	32,651	1.78%
Other borrowings	196,326	3,893	3.99%	359,505	7,942	4.45%
Total interest-bearing liabilities	4,229,498	58,666	2.79%	4,051,417	40,593	2.02%
Non-interest-bearing liabilities:						
Demand and transaction deposits	3,264,590			3,170,729		
Other liabilities	70,309			71,732		
Total liabilities	7,564,397			7,293,878		
Stockholders' equity	611,892			515,111		
Total liabilities and stockholders' equity	$ 8,176,289			$ 7,808,989		
Net interest income / interest rate spread		$ 137,229	2.17%		$ 130,264	2.52%
Net interest-earning assets / net interest margin	$ 3,719,147		3.47%	$ 3,540,085		3.46%
Total deposits excluding Brokered CDs / total cost of deposits excluding Brokered CDs	$ 7,124,599		1.42%	$ 6,472,923		0.74%
Total deposits / total cost of deposits	$ 7,297,762		1.51%	$ 6,862,641		0.96%
Total funding / total cost of funds	$ 7,494,088		1.57%	$ 7,222,146		1.13%

(1) Includes Federal Home Loan Bank (FHLB) stock in the average balance, and dividend income on FHLB stock in interest income.
(2) Includes prepayment penalty interest income in June YTD 2024 and June YTD 2023 of $18 and $0 thousand, respectively.

14

amalgamated FINANCIAL CORP.

Deposit Portfolio Composition

(In thousands)	Three Months Ended					
	June 30, 2024		March 31, 2024		June 30, 2023	
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance
Non-interest-bearing demand deposit accounts	$ 3,445,068	$ 3,390,941	$ 3,182,047	$ 3,138,238	$ 2,958,104	$ 3,055,770
NOW accounts	192,452	191,253	200,900	197,659	199,262	193,851
Money market deposit accounts	3,093,644	3,202,365	3,222,271	3,051,670	2,744,411	2,644,580
Savings accounts	336,943	336,240	341,054	342,222	363,058	365,250
Time deposits	227,437	210,565	197,265	188,045	161,335	158,992
Brokered certificates of deposit ("CDs")	153,444	156,086	162,228	190,240	468,481	411,510
Total deposits	$ 7,448,988	$ 7,487,450	$ 7,305,765	$ 7,108,074	$ 6,894,651	$ 6,829,953
Total deposits excluding Brokered CDs	$ 7,295,544	$ 7,331,364	$ 7,143,537	$ 6,917,834	$ 6,426,170	$ 6,418,443

(In thousands)	Three Months Ended					
	June 30, 2024		March 31, 2024		June 30, 2023	
	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds	Average Rate Paid[(1)]	Cost of Funds
Non-interest bearing demand deposit accounts	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %	0.00 %
NOW accounts	1.07 %	1.07 %	1.05 %	1.03 %	0.95 %	0.96 %
Money market deposit accounts	3.08 %	2.93 %	2.96 %	2.67 %	2.02 %	1.81 %
Savings accounts	1.67 %	1.37 %	1.34 %	1.29 %	1.04 %	1.00 %
Time deposits	3.50 %	3.63 %	3.44 %	3.37 %	1.77 %	1.54 %
Brokered CDs	4.98 %	5.13 %	4.99 %	5.16 %	5.02 %	4.78 %
Total deposits	1.59 %	1.55 %	1.60 %	1.46 %	1.27 %	1.10 %
Interest-bearing deposits excluding Brokered CDs	2.88 %	2.74 %	2.75 %	2.50 %	1.84 %	1.66 %

(1) Average rate paid is calculated as the weighted average of spot rates on deposit accounts. Off-balance sheet deposits are excluded from all calculations shown.

15

Asset Quality (In thousands) June 30, 2024 March 31, 2024 June 30, 2023 Loans 90 days past due and accruing $ — $ — $ — Nonaccrual loans held for sale 989 989 1,546 Nonaccrual loans - Commercial 23,778 24,228 28,078 Nonaccrual loans - Retail 10,924 8,791 5,606 Nonaccrual securities 29 31 35 Total nonperforming assets $ 35,720 $ 34,039 $ 35,265 Nonaccrual loans: Commercial and industrial $ 8,428 $ 8,750 $ 7,575 Multifamily — — 2,376 Commercial real estate 4,231 4,354 4,660 Construction and land development 11,119 11,124 13,467 Total commercial portfolio 23,778 24,228 28,078 Residential real estate lending 7,756 4,763 2,470 Consumer solar 2,794 3,852 2,811 Consumer and other 374 176 325 Total retail portfolio 10,924 8,791 5,606 Total nonaccrual loans $ 34,702 $ 33,019 $ 33,684 16 amalgamated FINANCIAL CORP.

Credit Quality

($ in thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Criticized and classified loans			
Commercial and industrial	$ 53,940	$ 62,242	$ 34,987
Multifamily	10,242	10,274	17,668
Commercial real estate	8,311	8,475	29,788
Construction and land development	11,119	11,124	15,891
Residential real estate lending	7,756	4,763	2,470
Consumer solar	2,794	3,785	2,811
Consumer and other	374	243	325
Total loans	$ 94,536	$ 100,906	$ 103,940
Criticized and classified loans to total loans			
Commercial and industrial	1.21 %	1.41 %	0.82 %
Multifamily	0.23 %	0.23 %	0.42 %
Commercial real estate	0.19 %	0.19 %	0.70 %
Construction and land development	0.25 %	0.25 %	0.37 %
Residential real estate lending	0.17 %	0.11 %	0.06 %
Consumer solar	0.06 %	0.09 %	0.07 %
Consumer and other	0.01 %	0.01 %	0.01 %
Total loans	2.12 %	2.29 %	2.45 %

	June 30, 2024		March 31, 2024		June 30, 2023	
	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance	Annualized net charge-offs (recoveries) to average loans	ACL to total portfolio balance
Commercial and industrial	0.32 %	1.44 %	0.16 %	1.58 %	0.36 %	1.77 %
Multifamily	— %	0.38 %	— %	0.38 %	— %	0.58 %
Commercial real estate	— %	0.40 %	— %	0.40 %	— %	0.69 %
Construction and land development	— %	3.60 %	— %	3.67 %	— %	1.13 %
Residential real estate lending	(0.18)%	0.88 %	— %	0.87 %	(0.01)%	1.10 %
Consumer solar	2.57 %	7.00 %	1.67 %	6.72 %	0.58 %	6.79 %
Consumer and other	0.01 %	6.49 %	0.86 %	6.36 %	0.96 %	6.06 %
Total loans	0.25 %	1.42 %	0.20 %	1.46 %	0.14 %	1.59 %

17

amalgamated FINANCIAL CORP.

Reconciliation of GAAP to Non-GAAP Financial Measures

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure.

	As of and for the Three Months Ended			As of and for the Six Months Ended	
(in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Core operating revenue					
Net Interest income (GAAP)	$ 69,192	$ 68,037	$ 62,985	$ 137,229	$ 130,264
Non-interest income	9,258	10,229	7,944	19,487	13,150
Add: Securities loss	2,691	2,774	267	5,465	3,353
Less: ICS One-Way Sell Fee Income(1)	(4,859)	(2,903)	—	(7,762)	—
Less: Subdebt repurchase gain(2)	(406)	—	—	(406)	(780)
Add: Tax (credits) depreciation on solar investments(3)	1,815	(1,808)	—	7	—
Core operating revenue (non-GAAP)	77,691	76,329	71,196	154,020	145,987
Core non-interest expense					
Non-interest expense (GAAP)	$ 39,512	$ 38,152	$ 37,529	$ 77,664	$ 76,156
Add: Gain on settlement of lease termination(4)	—	499	—	499	—
Less: Severance costs(5)	(44)	(184)	(285)	(228)	(285)
Core non-interest expense (non-GAAP)	39,468	38,467	37,244	77,935	75,871
Core net income					
Net Income (GAAP)	$ 26,753	$ 27,249	$ 21,642	$ 54,002	$ 42,977
Add: Securities loss	2,691	2,774	267	5,465	3,353
Less: ICS One-Way Sell Fee Income(1)	(4,859)	(2,903)	—	(7,762)	—
Less: Gain on settlement of lease termination(4)	—	(499)	—	(499)	—
Less: Subdebt repurchase gain(2)	(406)	—	—	(406)	(780)
Add: Severance costs(5)	44	184	285	228	285
Add: Tax (credits) depreciation on solar investments(3)	1,815	(1,808)	—	7	—
Less: Tax on notable items	180	607	(147)	775	(753)
Core net income (non-GAAP)	26,218	25,604	22,047	51,810	45,082
Tangible common equity					
Stockholders' equity (GAAP)	$ 646,112	$ 616,938	$ 528,614	$ 646,112	$ 528,614
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,852)	(2,034)	(2,661)	(1,852)	(2,661)
Tangible common equity (non-GAAP)	631,191	601,835	512,884	631,191	512,884
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 623,024	$ 600,759	$ 527,599	$ 611,892	$ 515,111
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(1,941)	(2,123)	(2,769)	(2,032)	(2,879)
Average tangible common equity (non-GAAP)	608,014	585,567	511,761	596,791	499,163
Core return on average assets					
Denominator: Total average assets (GAAP)	$ 8,276,016	$ 8,076,563	$ 7,796,266	8,176,290	7,808,988
Core return on average assets (non-GAAP)	1.27%	1.27%	1.13%	1.27%	1.16%
Core return on average tangible common equity					
Denominator: Average tangible common equity	$ 608,014	$ 585,567	$ 511,761	596,791	499,163
Core return on average tangible common equity (non-GAAP)	17.34%	17.59%	17.28%	17.46%	18.21%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 39,468	$ 38,467	$ 37,244	$ 77,935	$ 75,871
Core efficiency ratio (non-GAAP)	50.80%	50.40%	52.31%	50.60%	51.97%

(1) Included in service charges on deposit accounts in the Consolidated Statements of Income
(2) Included in other income in the Consolidated Statements of Income
(3) Included in equity method investments income in the Consolidated Statements of Income
(4) Included in occupancy and depreciation in the Consolidated Statements of Income
(5) Included in compensation and employee benefits in the Consolidated Statements of Income

18